Exhibit 10.2

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

MARRIOTT VACATIONS WORLDWIDE CORPORATION,

MARRIOTT OWNERSHIP RESORTS, INC.

and certain of their Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of August 16, 2017

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6.6	Code and Other Remedies	20
6.7	Registration Rights	21
6.8	Subordination	22
6.9	Deficiency	22
6.10	Intellectual Property License	22

SECTION 7.	THE ADMINISTRATIVE AGENT	22
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	22
7.2	Duty of Administrative Agent	23
7.3	Execution of Financing Statements	24
7.4	Authority of Administrative Agent	24

SECTION 8.	MISCELLANEOUS	24
8.1	Amendments in Writing	24
8.2	Notices	24
8.3	No Waiver by Course of Conduct; Cumulative Remedies	24
8.4	Enforcement Expenses; Indemnification	25
8.5	Successors and Assigns	25
8.6	Set-Off	25
8.7	Counterparts	25
8.8	Severability	26
8.9	Section Headings	26
8.10	Integration	26
8.11	GOVERNING LAW	26
8.12	Submission To Jurisdiction; Waivers	26
8.13	Acknowledgements	27
8.14	Additional Grantors	27
8.15	Releases	27
8.16	WAIVER OF JURY TRIAL	28

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	[Reserved]
Schedule 6	Intellectual Property
Schedule 7	Contracts

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GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 16, 2017, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of August 16, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MARRIOTT VACATIONS WORLDWIDE CORPORATION (“MVWC”), MARRIOTT OWNERSHIP RESORTS, INC. (the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.    DEFINED TERMS

1.1    Definitions. (a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Clearing Corporation, Commercial Tort Claims, Documents, Entitlement Order, Electronic Chattel Paper, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities, Security Entitlement and Supporting Obligations.

(b)    The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Clearing Corporation Security” means a security that is registered in the name of, or indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or indorsed in blank by an appropriate Person.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Contracts”: each of the Intercompany Agreements and the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the New York UCC, as applicable.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: all agreements, whether written or oral, (including, without limitation, those listed in Schedule 6), providing for the grant by or to any Person of any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Custodian”: Wells Fargo Bank, National Association, in its capacity as custodian under the Custody Agreement, or any successor in such capacity or otherwise party to a Custody Agreement. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custody Agreement”: an agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to custody arrangements involving Time Share Receivables.

“Deliver”, “Delivered” or “Delivery” (whether to the Administrative Agent or otherwise) means, with respect to any Collateral consisting of the following, that such Collateral is held, registered or covered by a recorded UCC-1 financing statement as described below:

(a)    in the case of each Certificated Security (other than a U.S. Government Security or Clearing Corporation Security), that such Certificated Security is in the possession of the Administrative Agent and registered in the name of the Administrative Agent (or its nominee) or indorsed to the Administrative Agent or in blank;

(b)    in the case of each Instrument, that such Instrument is in the possession of the Administrative Agent indorsed to the Administrative Agent or in blank or, in the case of a Time Share Receivable that is evidenced by an Instrument, that such Instrument is in the possession of the Custodian indorsed to the Custodian or in blank;

(c)    in the case of any Deposit Account or Securities Account that the bank or Securities Intermediary at which such Deposit Account or Securities Account is located has agreed that the Administrative Agent has Control over such Deposit Account or Securities Account;

(d)    in the case of any money (regardless of currency), that such money has been credited to a Deposit Account over which the Administrative Agent has Control; and

(e)    in the case of any Investment Property not of a type covered by the foregoing clauses (a) through (d) that such Investment Property has been transferred to the Administrative Agent in accordance with applicable law and regulation.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement); provided that Guarantor Obligations shall not include any Excluded Swap Obligations.

“Guarantors”: the collective reference to each Grantor; provided that each Grantor shall be considered a Guarantor only with respect to the Primary Obligations of any other Loan Party.

“Infringe”: as defined in Section 4.8(c); “Infringement” shall have a correlative meaning.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any Infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock; provided that in no event shall Investment Property include any Excluded Property.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: with respect to any Loan Party, the collective reference to its Primary Obligations and Guarantor Obligations.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Person of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”: all promissory notes listed on Schedule 2, the Global Intercompany Note and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall Pledged Stock include any Excluded Property.

“Primary Obligations”: with respect to any Loan Party, the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of such Loan Party (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or any Specified Cash Management Agreement, a Person that is a Lender or an Affiliate of a Lender at the time such Specified Swap Agreement or Specified Cash Management Agreement, as applicable, is entered into (or, in respect of any Specified Swap Agreement or Specified Cash Management Agreement entered into prior to the Closing Date, any Person that is a Lender or an Affiliate of a Lender on the Closing Date) notwithstanding whether such Person subsequently ceases at any time to be a Lender, or an Affiliate of a Lender, under the Credit Agreement for any reason (each such Person, a “Specified Swap/Cash Management Secured Party”)), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents (other than this Agreement), any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Loan Party pursuant to the terms of any of the foregoing agreements); provided that for purposes of determining any Guarantor Obligations of any Guarantor under this Agreement, the definition of “Primary Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified Keepwell Provider”: in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell or guarantee pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account); provided that such term shall include only such rights to payment that constitute Collateral.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Primary Obligations or Guarantor Obligations, as applicable, are owed, including, for avoidance of doubt, each Specified Swap/Cash Management Secured Party.

“Securities Act”: the Securities Act of 1933, as amended.

“Specified Swap/Cash Management Secured Party”: as defined in the definition of “Primary Obligation.”

“Trademarks”: (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, service marks, logos and other source or business identifiers, and all goodwill associated therewith and symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Person of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and, in any event including, without limitation, all tires and other appurtenances to any of the foregoing.

1.2    Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.    GUARANTEE

2.1    Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Primary Obligations (other than any Excluded Swap Obligations or Primary Obligations of such Guarantor).

(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor (other than the Borrower) hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)    Each Guarantor agrees that the Primary Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d)    The guarantee contained in this Section 2 shall remain in full force and effect until all the Primary Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full (other than obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements and contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), no Letter of Credit shall be outstanding (unless such Letter of Credit is Collateralized) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Loan Parties may be free from any Primary Obligations.

(e)    No payment made by the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any other Loan Party with Primary Obligations, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Primary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Primary Obligations or any payment received or collected from such Guarantor in respect of the Primary Obligations), remain liable for the Primary Obligations up to the maximum liability of such Guarantor hereunder until the Primary Obligations (other than obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements and contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is Collateralized) and the Commitments are terminated.

2.2    Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other

Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3    No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower, any other Loan Party with Primary Obligations or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Primary Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower, any other Loan Party with Primary Obligations or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the other Secured Parties by the Loan Parties on account of the Primary Obligations (other than obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements and contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) are paid in full, no Letter of Credit shall be outstanding (unless such Letter of Credit is Collateralized) and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Primary Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Primary Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4    Amendments, etc. with respect to the Primary Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Primary Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Primary Obligations continued, and the Primary Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Primary Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Primary Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Primary Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Primary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Loan Parties, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party with Primary Obligations or any of the Guarantors with respect to the Primary Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Primary Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, any other Loan Party with Primary Obligations or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Primary Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or against any collateral security or guarantee for the Primary Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan Party with Primary Obligations, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Primary Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, any other Loan Party with Primary Obligations or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower, any other Loan Party with Primary Obligations or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

2.8    Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Section 2, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 2.8 shall remain in full force and effect until such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements and contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been paid in full, the Commitments have been terminated and no Letters of Credit are outstanding (unless such Letter of Credit is Collateralized). Each Qualified Keepwell Provider intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.    GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)    all Accounts;

(b)    all Chattel Paper;

(c)    all Contracts;

(d)    all Deposit Accounts;

(e)    all Documents (other than title documents with respect to Vehicles);

(f)    all Equipment;

(g)    all Fixtures;

(h)    all General Intangibles;

(i)    all Instruments;

(j)    all Intellectual Property;

(k)    all Inventory;

(l)    all Investment Property;

(m)    all Letter-of-Credit Rights;

(n)    [reserved];

(o)    all other property not otherwise described above;

(p)    all books and records pertaining to the Collateral; and

(q)    to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property that constitutes Excluded Property (it being understood that such grant will be applicable at such time as any such property ceases to constitute Excluded Property); provided further, that, with respect to the assets subject to, and the rights under, the Marriott License Agreement and the Ritz-Carlton License Agreement, the parties acknowledge and agree that (A) all obligations, rights and remedies set forth in this Agreement are subject to, conditioned upon and limited by (i) the Marriott Comfort Letter and the Marriott License Agreement, or (ii) the Ritz-Carlton Comfort Letter and the Ritz-Carlton License Agreement, as applicable, and (B) nothing set forth in this Agreement or any other instrument shall be deemed to constitute a representation that MVWC, the Borrower or any other Grantor holds rights or has the ability to collaterally assign, pledge, or grant any interest, or to permit the filing or recordation of any financing statements or security agreements, beyond what is expressly permitted under the Marriott Comfort Letter or the Ritz-Carlton Comfort Letter, as the case may be, and, to the extent not expressly addressed therein, beyond what is expressly permitted under the Marriott License Agreement or the Ritz-Carlton License Agreement, as the case may be.

SECTION 4.    REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1    Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, to the extent that it is entered into in the ordinary course of business consistent with past practice, grant licenses to Affiliates and to third parties to use Intellectual Property owned or developed by, or licensed to, a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form, as applicable) will constitute valid perfected security interests in (i) all of the Collateral and the Proceeds thereof in which a security interest can be perfected by the filing of a UCC-1 financing statement, (ii) the Intellectual Property of the Loan Parties listed in Schedule 6, and (iii) the Pledged Stock listed in Schedule 2, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor (except, with respect to purchasers, to the extent provided otherwise under applicable law) and (b) are prior to all other Liens on the Collateral in existence on the date hereof except Liens permitted pursuant to Section 7.3 of the Credit Agreement.

4.3    Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organizational document and a long-form good standing certificate as of a date which is recent to the date hereof.

4.4    Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.5    Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 66- 2⁄3% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)    All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)    Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted under the Credit Agreement.

4.6    Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been Delivered.

(b)    The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

4.7    Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

(b)    Each (i) Intercompany Agreement and (ii) each other Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, except in the case of any Contract described in clause (ii), to the extent the failure of such Contract to be in full force and effect or to constitute a valid and legally enforceable obligation of the parties thereto could not reasonably be expected to have a Material Adverse Effect.

(c)    No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than (i) those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature, and (ii) those the failure of which to be obtained or made or performed could not reasonably be expected to have a material adverse effect on the enforceability of such Contract against the related obligor or its value as Collateral.

(d)    Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that could reasonably be expected to result in a Material Adverse Effect.

(e)    The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims, the successful exercise of which could reasonably be expected to result in a Material Adverse Effect.

(f)    Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all material amendments, supplements and other modifications thereto.

(g)    No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent.

(h)    None of the parties to any Contract is a Governmental Authority.

4.8    Intellectual Property. (a) Set forth on Schedule 6 is a complete and accurate list of all Intellectual Property which is the subject of a U.S. federal registration or application owned by such Grantor in its own name on the date hereof.

(b)    Each Grantor owns free and clear of all Liens (other than Liens permitted pursuant to Section 7.3 of the Credit Agreement), or has the right to use, all Intellectual Property used in the operation of such Grantor’s business.

(c)    On the date hereof, all Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe, misappropriate, dilute or otherwise violate (“Infringe”) the Intellectual Property rights of any other Person except to the extent that failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the value of the Intellectual Property taken as a whole.

(d)    Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, excluding non-exclusive licenses entered into in the ordinary course of business consistent with past practice.

(e)    No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property in any respect, and such Grantor knows of no valid basis for same except to the extent that the existence of any of the foregoing could not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the value of the Intellectual Property taken as a whole.

(f)    No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity, enforceability, ownership or use of any Intellectual Property or such Grantor’s interest therein, or (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or would have a material adverse effect on the value of the Intellectual Property taken as a whole.

4.9    Commercial Tort Claims (a) On the date hereof no Grantor has rights in any Commercial Tort Claim with potential value in excess of $100,000.

(b)     Upon the execution and delivery of the documentation contemplated by Section 5.10 hereof and the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.10 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for Liens permitted pursuant to Section 7.3 of the Credit Agreement.

SECTION 5.    COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full (other than obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements and contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), no Letter of Credit shall be outstanding (unless such Letter of Credit is Collateralized) and the Commitments shall have terminated:

5.1    Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any (i) Instrument (other than an Instrument evidencing Time Share Receivables), Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be Delivered reasonably promptly, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and (ii) Instrument evidencing a Time Share Receivable that constitutes Collateral, such Instrument shall be Delivered promptly to the Custodian to be held in accordance with the Custody Agreement.

5.2    Maintenance of Insurance. All insurance maintained by such Grantor pursuant to Section 6.5 of the Credit Agreement shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof (or such shorter period as may be acceptable to the Administrative Agent in its sole discretion) and (ii) name the Administrative Agent as an additional insured or loss payee, as applicable.

5.3    Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)    Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)    At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain Control with respect thereto, and (iii) in the case of Intellectual Property, filing with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office or agency in any other country or any political subdivision thereof) any such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests created hereby.

(d)    Except as otherwise permitted under Section 7.3 of the Credit Agreement and the applicable provisions of each other Loan Document, the Grantors shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Administrative Agent is not named as the secured party as agent for the Secured Parties, or (b) cause or permit any Person other than the Administrative Agent or the Custodian (in accordance with the Custody Agreement) to have Control of any Deposit Account, Securities Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

(e)    Notwithstanding anything to the contrary in this Agreement, the Credit Agreement or any other Loan Document, the Grantors shall not be required to take any actions to enable the Administrative Agent to obtain Control over any Deposit Account.

5.4    Changes in Name, etc.. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (ii) change its name.

5.5    Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)    any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)    of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6    Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder, as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)    Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or as otherwise expressly permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof other than as expressly permitted by the Credit Agreement.

(c)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.7    Receivables. (a) Other than in the ordinary course of business consistent with its past practice or as permitted under the Receivables Warehouse Facility, any Qualified Securitization Transaction or any other securitization transaction expressly permitted by the Credit Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could materially adversely affect the value thereof.

(b)    Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

5.8    Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

(b)    Except as permitted under Section 7.16 of the Credit Agreement, such Grantor will not amend, modify, terminate or waive any provision of (i) any Intercompany Agreement in any manner which could reasonably be expected to materially adversely affect the value of such Intercompany Agreement as Collateral or (ii) any other Contract (other than Intercompany Agreements) in any manner which could reasonably be expected to materially adversely affect the value of the Contracts (other than Intercompany Agreements) taken as a whole.

(c)    Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination). For the avoidance of doubt, it is acknowledged and agreed that this Section 5.8(c) shall not prohibit any such Grantor from exercising its right of termination in accordance with Section 5.8(b).

(d)    Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

5.9    Intellectual Property. (a) Such Grantor (either itself or through licensees or sublicensees) will (i) maintain each material Trademark in full force free from any meritorious claim of abandonment for non-use, and in a manner consistent with the quality of goods and services offered under such Trademark in the past; (ii) use such Trademarks with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademarks unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)    Such Grantor (either itself or through licensees or sublicensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of the Copyrights may (i) become invalidated or otherwise impaired or (ii) fall into the public domain.

(c)    Such Grantor (either itself or through licensees or sublicensees) will not do any act that knowingly uses any Intellectual Property to Infringe the Intellectual Property rights of any other Person.

(d)    Such Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s rights in, or the validity, enforceability, ownership or use of, any Intellectual Property, including, without limitation such Grantor’s right to register the same or to own and maintain the same.

(e)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) file an application for the registration of or (ii) acquire any applications or registrations for any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within fifteen Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence, record and perfect the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(f)    Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability and the payment of maintenance fees.

(g)    In the event that any material Intellectual Property is Infringed by a third party, such Grantor shall (i) take such actions as such Grantor shall deem appropriate in its commercially reasonable business judgment to protect such Intellectual Property and (ii) if such Intellectual Property is of material value, promptly notify the Administrative Agent after it learns thereof and take such actions as Grantor shall deem appropriate under the circumstances in its commercially reasonable business judgment, which may include suing for Infringement, seeking injunctive relief where appropriate and recovering any and all damages for such Infringement.

5.10    Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $100,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

5.11    Use of Collateral Prior to Default. Unless a Default or an Event of Default shall have occurred and be continuing, the Grantors retain all rights to deal with and to manage the Collateral, including without limitation, the right to sell or otherwise to dispose of, and to exercise all voting and corporate or other organizational rights with respect to, the Collateral so long as the same is otherwise in accordance with the provisions of this Agreement and would not contravene a requirement of the Credit Agreement. The Administrative Agent agrees with the Grantors that it will not give or deliver any notice of exclusive control or similar notice or any Entitlement Order or other instruction pursuant to the Custody Agreement unless (x) a Default or an Event of Default has occurred and is then continuing or (y) if such notice, order or instruction is necessary or advisable, in the good faith judgment of the Administrative Agent, to prevent an action that would contravene a requirement of this Agreement or the Credit Agreement.

SECTION 6.    REMEDIAL PROVISIONS

6.1    Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. If an Event of Default has occurred and is continuing, at any time and from time to time, upon the Administrative Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)    The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, provided that the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days or such later date as may be agreed by the Administrative Agent in its sole discretion) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of such Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. The foregoing requirements are in addition to the requirements with respect to proceeds of Receivables set forth in this Agreement and in the Credit Agreement.

(c)    At the Administrative Agent’s request after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2    Communications with Obligors; Grantors Remain Liable. (a) Subject to compliance with applicable law, the Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)    Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating thereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3    Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) thereafter, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4    Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified elsewhere in this Agreement and in the Credit Agreement with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor (other than any Proceeds that are required to be held in escrow accounts or that constitute “pre-rescission” customer deposits) consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the

Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5    Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any Proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

6.6    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the

Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7    Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)    Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8    Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.9    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

6.10    Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the relevant Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, an irrevocable, sublicensable, transferable, royalty-free, paid-up nonexclusive license to use and exercise all rights in any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored; provided, that, the foregoing grant is subject to, conditioned upon and limited by (i) the Marriott Comfort Letter and the Marriott License Agreement, or (ii) the Ritz-Carlton Comfort Letter and the Ritz-Carlton License Agreement, as applicable. The provisions of this Section shall terminate and have no further force and effect upon the termination of this Agreement,

SECTION 7.    THE ADMINISTRATIVE AGENT

7.1    Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following with respect to any Collateral:

(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)    in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence, record and perfect the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)    execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, assign, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)    The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2    Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3    Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record (i) financing statements and other filing or recording documents or instruments and (ii) short form security agreements with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office or agency in any other country or any political subdivision thereof), in each case, with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4    Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.    MISCELLANEOUS

8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3    No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4    Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each other Secured Party and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b)    Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)    Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(d)    The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6    Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application; provided, further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

8.7    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

8.8    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10    Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12    Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13    Acknowledgements. Each Grantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15    Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents shall have been paid in full (other than obligations under or in respect of Specified Swap Agreements and Specified Cash Management Agreements and contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), the Commitments have been terminated and no Letters of Credit shall be outstanding (unless such Letter of Credit is Collateralized), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)    Upon any Disposition by any Grantor of any Collateral that is not prohibited by the Credit Agreement (other than a Disposition of Collateral to another Grantor), the security interest of the Administrative Agent in such Collateral created by this Agreement shall be automatically released. Notwithstanding the foregoing, in the event that the Borrower reasonably so requests, the Administrative Agent shall sign release documentation that may be necessary or desirable to confirm such release to third parties. Each such request for a release shall be deemed to be a representation and warranty by the Borrower under the Credit Agreement that such release is permitted pursuant to the Credit Agreement.

(c)    At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.16    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first written above.

[signature pages follow]

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MARRIOTT OWNERSHIP RESORTS, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

[Guarantee and Collateral Agreement]

e-CRM CENTRAL, LLC

By:	Marriott Ownership Resorts, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

EAGLE TREE CONSTRUCTION, LLC

By:	RBF, LLC, its sole member

	By:	The Ritz-Carlton Development Company, its sole member

		By:	/s/ Joseph J. Bramuchi
			Name:	Joseph J. Bramuchi
			Title:	Vice President

HARD CARBON, LLC

By:	Marriott Ownership Resorts, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

HEAVENLY RESORT PROPERTIES, LLC

By:	Marriott Ownership Resorts, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

[Guarantee and Collateral Agreement]

K D KAPULE LLC

By:	KAUAI Lagoons Holdings LLC, its sole member

	By:	MORI Member (Kauai), LLC, its sole member

		By:	MVW US Holdings, Inc., its sole member

			By:	/s/ Joseph J. Bramuchi
				Name:	Joseph J. Bramuchi
				Title:	Vice President

KAUAI LAGOONS HOLDINGS LLC

By:	MORI Member (Kauai), LLC, its sole member

	By:	MVW US Holdings, Inc., its sole member

		By:	/s/ Joseph J. Bramuchi
			Name:	Joseph J. Bramuchi
			Title:	Vice President

KAUAI LAGOONS LLC

By:	Kauai Lagoons Holdings LLC, its sole member

	By:	MORI Member (Kauai), LLC, its sole member

		By:	MVW US Holdings, Inc., its sole member

			By:	/s/ Joseph J. Bramuchi
				Name:	Joseph J. Bramuchi
				Title:	Vice President

[Guarantee and Collateral Agreement]

KAUAI LAGOONS VESSELS LLC

By:	Kauai Lagoons Holdings LLC, its sole member

	By:	MORI Member (Kauai), LLC, its sole member

		By:	MVW US Holdings, Inc., its sole member

			By:	/s/ Joseph J. Bramuchi
				Name:	Joseph J. Bramuchi
				Title:	Vice President

MARRIOTT KAUAI OWNERSHIP RESORTS, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MARRIOTT OVERSEAS OWNERS SERVICES CORPORATION

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MARRIOTT OWNERSHIP RESORTS PROCUREMENT, LLC

By:	Marriott Ownership Resorts, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

MARRIOTT RESORTS HOSPITALITY CORPORATION

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

[Guarantee and Collateral Agreement]

MARRIOTT RESORTS SALES COMPANY, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MARRIOTT RESORTS TITLE COMPANY, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MARRIOTT RESORTS, TRAVEL COMPANY, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MARRIOTT VACATION PROPERTIES OF FLORIDA, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MARRIOTT’S DESERT SPRINGS DEVELOPMENT CORPORATION

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MH KAPALUA VENTURE, LLC

By:	MVW US Holdings, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

[Guarantee and Collateral Agreement]

MORI GOLF (KAUAI), LLC

By:	MORI Member (Kauai), LLC, its sole member

	By:	MVW US Holdings, Inc., its sole member

		By:	/s/ Joseph J. Bramuchi
			Name:	Joseph J. Bramuchi
			Title:	Vice President

MORI MEMBER (KAUAI), LLC

By:	MVW US Holdings, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

MORI RESIDENCES, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MORI WAIKOLOA HOLDING COMPANY, LLC

By:	Marriott Ownership Resorts, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

MTSC, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MVW OF HAWAII, INC.

By:	/s/ Marcus O’Leary
	Name:	Marcus O’Leary
	Title:	President

[Guarantee and Collateral Agreement]

MVW OF NEVADA, INC.

By:	Marriott Ownership Resorts, Inc., its sole stockholder

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

MVW SSC, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MVW US HOLDINGS, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

MVW US SERVICES, LLC

By:	MVW SSC, Inc. its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

R.C. CHRONICLE BUILDING, L.P.
By:	RCC (GP) Holdings LLC, its general partner
	By:	RCC (LP) Holdings L.P, its sole member
		By:	RCDC Chronicle LLC, its general partner
			By:	The Ritz-Carlton Development Company, its sole member

				By:	/s/ Joseph J. Bramuchi
					Name:	Joseph J. Bramuchi
					Title:	Vice President

[Guarantee and Collateral Agreement]

RBF, LLC

By:	The Ritz-Carlton Development Company, Inc. its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

RCC (GP) HOLDINGS LLC
By:	RCC (LP) Holdings L.P., its sole member
	By:	RCDC Chronicle LLC, its general partner
		By:	The Ritz-Carlton Development Company, Inc., its sole member

			By:	/s/ Joseph J. Bramuchi
				Name:	Joseph J. Bramuchi
				Title:	Vice President

RCC (LP) HOLDINGS L.P.

By:	RCDC Chronicle LLC, its general partner

	By:	The Ritz-Carlton Development
Company, Inc., its sole member

		By:	/s/ Joseph J. Bramuchi
			Name:	Joseph J. Bramuchi
			Title:	Vice President

RCDC 942, L.L.C.

By:	RCDC Chronicle LLC, its sole member

	By:	The Ritz-Carlton Development
Company, Inc., its sole member

		By:	/s/ Joseph J. Bramuchi
			Name:	Joseph J. Bramuchi
			Title:	Vice President

[Guarantee and Collateral Agreement]

RCDC CHRONICLE LLC

By:	The Ritz-Carlton Development Company, Inc. its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

THE COBALT TRAVEL COMPANY, LLC

By:	The Ritz-Carlton Development Company, Inc. its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

THE LION & CROWN TRAVEL CO., LLC

By:	The Ritz-Carlton Development Company, Inc. its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

THE RITZ-CARLTON DEVELOPMENT COMPANY, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

THE RITZ-CARLTON MANAGEMENT COMPANY, L.L.C.

By:	The Ritz-Carlton Development Company, Inc., its sole member

	By:	/s/ Joseph J. Bramuchi
		Name:	Joseph J. Bramuchi
		Title:	Vice President

[Guarantee and Collateral Agreement]

THE RITZ-CARLTON SALES COMPANY, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

THE RITZ-CARLTON TITLE COMPANY, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

[Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Mohammad Hasan
	Name:	Mohammad Hasan
	Title:	Executive Director

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

[Name of Guarantor]

Attn: Chief Financial Officer

6649 Westwood Boulevard, 5th Floor

Orlando, Florida 32821

Telephone: (407) 206-6334

Facsimile: (407) 206-6005

With a copy to:

[Name of Guarantor]

Attn: General Counsel

6649 Westwood Boulevard, 3” Floor

Orlando, Florida 32821

Telephone: (407) 513-6895

Facsimile: (407) 513-6680

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock

Equity Interests in:

e-CRM Central, LLC

Eagle Tree Construction, LLC

Hard Carbon, LLC

Heavenly Resort Properties, LLC

K D Kapule LLC

Kauai Lagoons Holdings LLC

Kauai Lagoons LLC

Kauai Lagoons Vessels LLC

Marriott Kauai Ownership Resorts, Inc.

Marriott Overseas Owners Services Corporation

Marriott Ownership Resorts, Inc.

Marriott Ownership Resorts (Bahamas) Limited*

Marriott Ownership Resorts Procurement, LLC

Marriott Ownership Resorts (St. Thomas), Inc.*

Marriott Resorts Hospitality Corporation

Marriott Resorts Hospitality (Bahamas) Limited*

Marriott Resorts Sales Company, Inc.

Marriott Resorts Title Company, Inc.

Marriott Resorts, Travel Company, Inc.

Marriott Vacation Club Timesharing GmbH*

Marriott Vacation Properties of Florida, Inc.

Marriott’s Desert Springs Development Corporation

MH Kapalua Venture, LLC

MORI Golf (Kauai), LLC

MORI Member (Kauai), LLC

MORI Residences, Inc.

MORI Waikoloa Holding Company, LLC

MTSC, INC.

MVCI (Thailand) Limited*

MVW of Hawaii, Inc.

MVW of Nevada, Inc.

MVW International Holding Company S.ar.l*

MVW SSC, Inc.

MVW US Holdings, Inc.

MVW US Services, LLC

Promociones Marriott, S.A. de C.V.*

R.C. Chronicle Building, L.P.

RBF, LLC

RCC (GP) Holdings LLC

RCC (LP) Holdings L.P.

RCDC 942, L.L.C.

RCDC Chronicle LLC

The Cobalt Travel Company, LLC

The Lion & Crown Travel Co., LLC

The Ritz-Carlton Club, St. Thomas, Inc.*

The Ritz-Carlton Development Company, Inc.

The Ritz-Carlton Management Company, L.L.C.

The Ritz-Carlton Sales Company, Inc.

The Ritz-Carlton Title Company, Inc.

*	In the case of Foreign Subsidiary Voting Stock, the shares pledged constitute 66-2/3% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

Pledged Notes

Trans.	Date	Maker/Obligor	Holder/Obligee	Type
2012-1	28-Jun-12	MORI SPC Series Corp	Marriott Ownership Resorts, Inc.	Promissory Note

2013-1	8-Aug-13	MORI SPC Series Corp	Marriott Ownership Resorts, Inc.	Promissory Note

2013-1	28-Aug-13	MORI SPC Series Corp	Marriott Ownership Resorts, Inc.	Promissory Note

2014-A	13-Jun-14	MORI SPC Series Corp	Marriott Ownership Resorts, Inc.	Promissory Note

2014-1	9-Oct-14	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2014-1	21-Oct-14	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2014-1	19-Nov-14	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2014-1	17-Dec-14	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2015-1	1-Sep-15	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2015-1	24-Sep-15	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2015-1	29-Oct-15	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2011-1	24-Feb-16	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2011-1	21-May-16	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2011-1	29-Jun-16	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2016-1	11-Aug-16	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

2016-1	27-Sept-16	MORI SPC Series Corp.	Marriott Ownership Resorts, Inc.	Promissory Note

	20-Jan-15	600 South Collier LLC	Marriott Ownership Resorts, Inc.	Balloon Promissory Note

	7-Jan-16	54 M 33W37, LLC	Marriott Ownership Resorts, Inc.	Balloon Promissory Note

	1-Nov-11	MVW International Holding Company S.a.r.l.	Marriott Vacations Worldwide Corporation	Intercompany Loan Agreement

	4-Nov-11	RC St. Thomas, LLC	Marriott Ownership Resorts, Inc.	Intercompany Loan Agreement

	4-Nov-11	RC St. Thomas, LLC	Marriott Vacations Worldwide Corporation	Intercompany Loan Agreement

	4-Nov-11	Marriott Ownership Resorts (St. Thomas), Inc.	Marriott Vacations Worldwide Corporation	Intercompany Loan Agreement

Trans.	Date	Maker/Obligor	Holder/Obligee	Type
	4-Nov-11	The Ritz-Carlton Club, St. Thomas, Inc.	Marriott Vacations Worldwide Corporation	Intercompany Loan Agreement

	4-Nov-11	MVCI Puerto Rico, Inc.	Marriott Vacations Worldwide Corporation	Intercompany Loan Agreement

	20-Dec-12	R.C. Chronicle Building L.P.	The Ritz-Carlton Development Company, Inc.	Intercompany Loan Agreement

	1-Dec-13	MVW International Finance Company, LLC.	Marriott Ownership Resorts, Inc.	Intercompany Loan Agreement

	25-Mar-16	The Ritz-Carlton Management Company, LLC	The Ritz-Carlton Development Company, Inc.	Intercompany Loan Agreement

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Entity Name	Filing Office
e-CRM Central, LLC	Delaware Secretary of State
Eagle Tree Construction, LLC	Florida Department of State
Hard Carbon, LLC	Nevada Secretary of State
Heavenly Resort Properties, LLC	Nevada Secretary of State
K D Kapule LLC	Hawaii Bureau of Conveyances
Kauai Lagoons Holdings LLC	Delaware Secretary of State
Kauai Lagoons LLC	Hawaii Bureau of Conveyances
Kauai Lagoons Vessels LLC	Hawaii Bureau of Conveyances
Marriott Kauai Ownership Resorts, Inc.	Delaware Secretary of State
Marriott Overseas Owners Services Corporation	Delaware Secretary of State
Marriott Ownership Resorts Procurement, LLC	Delaware Secretary of State
Marriott Ownership Resorts, Inc.	Delaware Secretary of State
Marriott Resorts Hospitality Corporation	South Carolina Secretary of State
Marriott Resorts Sales Company, Inc.	Delaware Secretary of State
Marriott Resorts Title Company, Inc.	Florida Department of State
Marriott Resorts, Travel Company, Inc.	Delaware Secretary of State
Marriott Vacation Properties of Florida, Inc.	Delaware Secretary of State
Marriott Vacations Worldwide Corporation	Delaware Secretary of State
Marriott’s Desert Springs Development Corporation	Delaware Secretary of State
MH Kapalua Venture, LLC	Delaware Secretary of State
MORI Golf (Kauai), LLC	Delaware Secretary of State
MORI Member (Kauai), LLC	Delaware Secretary of State
MORI Residences, Inc.	Delaware Secretary of State
MORI Waikoloa Holding Company, LLC	Delaware Secretary of State
MTSC, INC.	Delaware Secretary of State
MVW of Hawaii, Inc.	Delaware Secretary of State
MVW of Nevada, Inc.	Nevada Secretary of State
MVW SSC, Inc.	Delaware Secretary of State
MVW US Holdings, Inc.	Delaware Secretary of State
MVW US Services, LLC	Delaware Secretary of State
R.C. Chronicle Building, L.P.	Delaware Secretary of State
RBF, LLC	Delaware Secretary of State
RCC (GP) Holdings LLC	Delaware Secretary of State
RCC (LP) Holdings L.P.	Delaware Secretary of State
RCDC 942, L.L.C.	Delaware Secretary of State
RCDC Chronicle LLC	Delaware Secretary of State
The Cobalt Travel Company, LLC	Delaware Secretary of State
The Lion & Crown Travel Co., LLC	Delaware Secretary of State
The Ritz-Carlton Development Company, Inc.	Delaware Secretary of State
The Ritz-Carlton Management Company, L.L.C.	Delaware Secretary of State
The Ritz-Carlton Sales Company, Inc.	Delaware Secretary of State
The Ritz-Carlton Title Company, Inc.	Delaware Secretary of State

Patent and Trademark Filings

Filing of the Trademark Security Agreement reflecting the grant of security interest in trademark rights by the applicable Grantor in favor of the Administrative Agent in the United States Patent and Trademark Office

Actions with respect to Pledged Stock and Pledged Notes Required to be Delivered Hereunder

Originals, duly endorsed in blank for transfer, to be delivered to the Administrative Agent.

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Identification Number from the Jurisdiction of Organization (if any)	Location of Chief Executive Office
e-CRM Central, LLC	Delaware	3315882	Florida
Eagle Tree Construction, LLC	Florida	L01000006263	Florida
Hard Carbon, LLC	Nevada	LLC8748-2003	Florida
Heavenly Resort Properties, LLC	Nevada	LLC2456-1998	Florida
K D Kapule LLC	Hawaii	36231 C5	Florida
Kauai Lagoons Holdings LLC	Delaware	4040856	Florida
Kauai Lagoons LLC	Hawaii	38902 C5	Florida
Kauai Lagoons Vessels LLC	Hawaii	40749 C5	Florida
Marriott Kauai Ownership Resorts, Inc.	Delaware	2405320	Florida
Marriott Overseas Owners Services Corporation	Delaware	2675165	Florida
Marriott Ownership Resorts Procurement, LLC	Delaware	3270463	Florida
Marriott Ownership Resorts, Inc.	Delaware	2019754	Florida
Marriott Resorts Hospitality Corporation	South Carolina	37490	Florida
Marriott Resorts Sales Company, Inc.	Delaware	2222092	Florida
Marriott Resorts Title Company, Inc.	Florida	H62220	Florida
Marriott Resorts, Travel Company, Inc.	Delaware	2196695	Florida
Marriott Vacation Properties of Florida, Inc.	Delaware	2655958	Florida
Marriott Vacations Worldwide Corporation	Delaware	2655958	Florida
Marriott’s Desert Springs Development Corporation	Delaware	2097207	Florida
MH Kapalua Venture, LLC	Delaware	3843943	Florida
MORI Golf (Kauai), LLC	Delaware	4369110	Florida
MORI Member (Kauai), LLC	Delaware	4035251	Florida
MORI Residences, Inc.	Delaware	2828417	Florida
MORI Waikoloa Holding Company, LLC	Delaware	5982456	Florida
MTSC, INC.	Delaware	3402338	Florida
MVW of Hawaii, Inc.	Delaware	5692349	Florida
MVW of Nevada, Inc.	Nevada	E0401682011-2	Florida
MVW SSC, Inc.	Delaware	5474272	Florida
MVW US Holdings, Inc.	Delaware	5010894	Florida
MVW US Services, LLC	Delaware	5474487	Florida
R.C. Chronicle Building, L.P.	Delaware	3764224	Florida
RBF, LLC	Delaware	3316495	Florida
RCC (GP) Holdings LLC	Delaware	4366689	Florida
RCC (LP) Holdings L.P.	Delaware	4375658	Florida
RCDC 942, L.L.C.	Delaware	4698273	Florida
RCDC Chronicle LLC	Delaware	4369442	Florida
The Cobalt Travel Company, LLC	Delaware	3038865	Florida
The Lion & Crown Travel Co., LLC	Delaware	4617395	Florida
The Ritz-Carlton Development Company, Inc.	Delaware	3038826	Florida
The Ritz-Carlton Management Company, L.L.C.	Delaware	3038883	Florida
The Ritz-Carlton Sales Company, Inc.	Delaware	3071305	Florida
The Ritz-Carlton Title Company, Inc.	Delaware	3071297	Florida

Schedule 6

COPYRIGHTS AND COPYRIGHT LICENSES

None

PATENTS AND PATENT LICENSES

None

TRADEMARKS AND TRADEMARK LICENSES

Trademarks

Mark	Owned By	Location/ Country	Status	Registration No.	Registration Date	International Class
CANOPY COVE®	MVWC	US	Registered	2509629	20-Nov-01	41
FriendShare®	MVWC	US	Registered	1793867	21-Sep-93	36
clubTHRIVE®	Borrower	US	Registered	4819620	22-Sep-15	43
clubTHRIVE®	Borrower	US	Registered	4827191	06-Oct-15	41
FUNCTION JUNCTION®	MVWC	US	Registered	2486114	04-Sep-01	41
HORIZONS HARBOR®	MVWC	US	Registered	2550971	19-Mar-02	41
JUST-IN-TIME VACATIONS®	MVWC	US	Registered	3958004	10-May-11	36
LOGGERHEAD LANDING	Borrower	US	Application			43
Unicorn Design®	MVWC	US	Registered	1785592	03-Aug-93	25, 28, 41
HORIZONS BY MVW	MVWC	US	Application Approved	85/566837	12-Mar-12	35
HORIZONS BY MVW	MVWC	US	Application Filed	85/566865	12-Mar-12	36
HORIZONS BY MVW	MVWC	US	Intent to Use	85/566883	12-Mar-12	37
HORIZONS BY MVW	MVWC	US	Intent to Use	85/566918	12-Mar-12	43
TOP OF THE STRAND			Common Law Trademark
VACATIONOLOGY	MVWC	US	Registered	4,199,365	28-Aug-12	41

Domain Names

4yesyoucan.com awardfriend.com awardfriends.com bigtimetickets.com clubexperiencesurvey.com clubfraction.com clubfriendshare.com doanythingsweeps.com	mvwcarers.com mvwcarrer.com mvwcarrers.com mvwcbenefits.com mvwcbrandpool.com mvwchr.com mvwcns.com mvwhr.com	theresidencessf.com timeshare.asia timeshareholiday.com timeshareholidays.com timesharehome.com timesharevacation.com timeshare-vacation.com trabajosmvw.com

doanythingsweepstakes.com

dreamsvacationgroup.com

dreamvacationgroup.com

dreamvacationgroups.com

dreamvacationsgroup.com

elevationsmagazine.com

europetimeshare.com

experiencelifeinspired.com

friendshare.com

friendshareclub.com

horizonsbranson.com

horizonsbymvw.com

horizonsmvw.com

horizons-timeshare.com

japantimeshare.jp

kidsgolf4free.com

makethemgo.com

maquisvacationgroup.com

marbella-beachresort.com

marcobeachresort.com

marrbellabeachresort.eu

marriottvacationclubme.com[1]

melleniavacationgroup.com

mgaclubhouse.com

mileniavacationgroup.com

milleniavacationgroup.com

milleniavacationgroups.com

milleniavacationsgroup.com

mvwbenefits.com

mvwbrandpool.com

mvwc.com

mvwcareer.com

mvwcareers.com

mvwcarer.com

mvwme.com

mwvc.com

mymvw.com

mymvwbenefits.com

mymvwc.com

mymvwchr.com

mymvwhr.com

myvacationclub.asia

myvacationclub.jp

my-vacationclub.co.uk

my-vacationclub.com

my-vacationclub.es

my-vacationclub.eu

myvacationclub.mobi

my-vacationclub.mobi

napasonomasweeps.com

napavalley08sweeps.com

napavalleysweeps.com

owner-survey.com

ownmyvacationclub.com

playwiththepros08.com

prizedfriend.com

prizedfriends.com

registerwithvacationclub.com

sales-marcoisland.com

signaturesvacationgroup.com

signaturevacationgroup.com

signaturevacationgroups.com

signaturevacationsgroup.com

signeturevacationgroup.com

signturesvacationgroup.com

signturevacationgroup.com

signturevacationsgroup.com

surveyvacationclub.com

traveltimeshare.com

ultimaterewardssweeps.com

ultimaterewardssweepstakes.com

vacation4life.com

vacationclub.asia

vacationclub.biz

vacationclub.com

vacationclub.es

vacationclub.travel

vacationclubap.com

vacationclubasiapacific.com

vacationclubgroup.com

vacationclubjobs.com

vacationclublearningcenter.com

vacationclubme.com

vacationcluborlando.com

vacationclubpreview.com

vacationclubresale.com

vacationclubresales.com

vacation-group.com

vacationholiday.asia

vacationholidays.asia

vacationpointsclub.com

vacationpointsclubap.com

vacationportfolio.com

vacationvilla.com

valuedfriend.com

valuedfriends.com

villacert.com

villavacation.com

whatisatimeshare.com

yourhomeinlondon.com

Other domain names provided in writing to the Administrative Agent

Trademark Licenses

License, Services and Development Agreement by Marriott International, Inc. and Marriott Worldwide Corporation, as licensors, and MVWC, as licensee, effective as of November 19, 2011, as the same may from time to time be amended, modified or otherwise supplemented.

License, Services and Development Agreement by The Ritz-Carlton Hotel Company, L.L.C., as licensor, and MVWC, as licensee, effective as of November 19, 2011, as the same may from time to time be amended, modified or otherwise supplemented.

[1]	The parties hereto acknowledge and agree that MVWC and the Borrower have received a request from Marriott International, Inc. or its designee for the transfer of this domain name, and upon notice to the parties of the completion of such transfer, this Schedule shall be deemed be amended by the deletion of this domain name.

2

Schedule 7

CONTRACTS

Intercompany Agreements

The License, Services and Development Agreement by Marriott International, Inc. and Marriott Worldwide Corporation, as licensors, and MVWC, as licensee, effective as of November 19, 2011, as the same may from time to time be amended, modified or otherwise supplemented.

The License, Services and Development Agreement by The Ritz-Carlton Hotel Company, L.L.C., as licensor and MVWC, as licensee, effective as of November 19, 2011, as the same may from time to time be amended, modified or otherwise supplemented.

The Noncompetition Agreement, effective as of November 21, 2011, between Marriott International, Inc. and MVWC, as the same may from time to time be amended, modified or otherwise supplemented.

The Marriott Rewards Affiliation Agreement, effective as of November 21, 2011, by and among Marriott International, Inc., Marriott Rewards, LLC, an Arizona limited liability company, MVWC and the Borrower, as the same may from time to time be amended, modified or otherwise supplemented.

The letter agreement, dated November 21, 2011, executed and delivered by Marriott International, Inc., and Marriott Worldwide Corporation, as licensors, MVWC, as licensee, and the Administrative Agent.

The License, Services and Development Agreement by The Ritz-Carlton Hotel Company, L.L.C., as licensor and MVWC, as licensee, effective as of November 19, 2011, as the same may from time to time be amended, modified or otherwise supplemented.

Management Agreements

The following is a list of the management agreements to which the Grantors are parties:

Management Entity: Marriott Resorts Hospitality Corporation
Site	Location	Name of Association	Current Expiration Date	Renewal Terms[1]
Marriott Grand Residence Club, Lake Tahoe	Lake Tahoe, CA	GRCLT Condominium, Inc.	01/03/2018	1 year - Auto

Marriott Vacation Club Pulse at Custom House, Boston	Boston, MA	Custom House Leasehold Condominium Association, LLC	08/26/2057	1 year-Auto - after 2057

[1]	Renewal terms are continuous until terminated unless otherwise noted.

Management Entity: Marriott Resorts Hospitality Corporation
Site	Location	Name of Association	Current Expiration Date	Renewal Terms[1]
Marriott Vacation Club Pulse at the Mayflower, Washington, D.C.	Washington, D.C.	MFTS Commercial Condominium Unit Owners’ Association, Inc.	03/16/2018	5 years - Auto

Marriott Vacation Club Pulse, New York City	New York, NY	54M 33W337, LLC	01/07/2018	1 year – Manager’s option to renew

Marriott Vacation Club Pulse, San Diego	San Diego, CA	701 A Street Commercial Condominium Association, Inc.	11/14/2026	5 years - Auto

Marriott Vacation Club Pulse, South Beach	Miami, FL	Edgewater South Beach Condominium Association, Inc.	02/16/2021	5 years - Auto

Marriott’s Barony Beach Club	Hilton Head, SC	Barony Beach Club Owners’ Association, Inc.	12/31/2018	3 successive five year terms only - Auto

Marriott’s BeachPlace Towers	Fort Lauderdale, FL	BeachPlace Towers Condominium Association, Inc.	08/01/2018	3 years - Auto

Marriott’s Canyon Villas	Phoenix, AZ	Canyon Villas Vacation Owners Association	11/24/2017	3 years - Auto

Marriott’s Crystal Shores	Marco Island, FL	Crystal Shores Condominium Association, Inc.	07/05/2020	3 years - Auto

Marriott’s Cypress Harbour	Orlando, FL	Cypress Harbour Condominium Association, Inc.	05/31/2020	3 years - Auto

Marriott’s Desert Springs Villas	Palm Desert, CA	Desert Springs Villas Master Association	05/30/2018	1 year - Auto

Marriott’s Desert Springs Villas	Palm Desert, CA	Desert Springs Villas Timeshare Association	05/30/2018	1 year - Auto

Marriott’s Desert Springs Villas II	Palm Desert, CA	Desert Springs Villas II Timeshare Association	11/17/2017	1 year - Auto

Marriott’s Fairway Villas	Absecon, NJ	Fairway Villas at Seaview Condominium Association, Inc.	04/08/2018	3 successive two year terms only – Auto

Marriott’s Grand Chateau	Las Vegas, NV	Grand Chateau Owners’ Association, Inc.	09/30/2017	1 year - Auto

Marriott’s Grande Ocean Resort	Hilton Head, SC	Grande Ocean Resort Owners’ Association, Inc.	12/31/2018	2 successive five year terms only – Auto

Marriott’s Grande Vista	Orlando, FL	Grande Vista of Orlando Condominium Association, Inc.	01/16/2018	3 years - Auto

Marriott’s Harbour Club	Hilton Head, SC	Harbour Club Owners’ Association, Inc.	10/21/2024	No renewal terms

Marriott’s Harbour Lake	Orlando, FL	HAO Condominium Association, Inc.	12/27/2018	3 years - Auto

Marriott’s Harbour Pointe	Hilton Head, SC	Harbour Pointe Owners’ Association, Inc.	12/31/2018	2 successive five year terms only – Auto

Management Entity: Marriott Resorts Hospitality Corporation
Site	Location	Name of Association	Current Expiration Date	Renewal Terms[1]
Marriott’s Heritage Club	Hilton Head, SC	Heritage Club Owner’s Association, Inc.	12/31/2018	5 years - Auto

Marriott’s Imperial Palm Villas	Orlando, FL	Imperial Palm Villas Condominium Association, Inc.	05/24/2019	3 years - Auto

Marriott’s Imperial Palms; Marriott’s Royal Palms	Orlando, FL	Vacation Way Recreation Association, Inc.	04/27/2019	3 years - Auto

Marriott’s Kauai Beach Club	Kauai, HI	Association of Apartment Owners of Marriott’s Kauai Resort and Beach Club	12/13/2017	1 year - Auto[2]

Marriott’s Kauai Beach Club	Kauai, HI	Marriott’s Kauai Beach Club Owners Association	12/13/2017	1 year - Auto

Marriott’s Kauai Lagoons (Kalanipu’u)	Kauai, HI	Association of Owners of Kalanipu’u Condominium	01/03/2019	5 years - Auto

Marriott’s Kauai Lagoons (Kalanipu’u)	Kauai, HI	Kalanipu’u Vacation Owners Association	04/16/2018	3 years - Auto

Marriott’s Ko Olina Beach Club	Oahu, HI	Ko Olina Beach Club Vacation Owners Association	12/24/2018	3 years - Auto

Marriott’s Lakeshore Reserve	Orlando, FL	Lakeshore Reserve Condominium Association, Inc.	03/31/2018	3 years - Auto

Marriott’s Legends Edge	Panama City, FL	Legends Edge Condominium Association, Inc.	04/10/2019	3 years - Auto

Marriott’s Manor Club at Ford’s Colony	Williamsburg, VA	Manor Club at Ford’s Colony Condominium Association	04/01/2024	No renewal term

Marriott’s Manor Club at Ford’s Colony	Williamsburg, VA	Manor Club at Ford’s Colony Time-Share Association	04/01/2024	No renewal term

Marriott’s Maui Ocean Club	Maui, HI	Association of Apartment Owners of Maui Ocean Club	12/29/2017	1 year - Auto

Marriott’s Maui Ocean Club	Maui, HI	Maui Ocean Club Vacation Owners Association	12/29/2017	1 year - Auto

Marriott’s Monarch	Hilton Head, SC	Monarch at Sea Pines Owners’ Association, Inc.	12/30/2017	4 successive five fiscal year terms only – Auto

Marriott’s Mountain Valley Lodge	Breckenridge, CO	Hotel Breckenridge Condominium Association	01/01/2018	1 year - Auto

Marriott’s Mountain Valley Lodge	Breckenridge, CO	Mountain Valley Lodge Resort Owners Association, Inc.	01/19/2018	1 year - Auto

Marriott’s MountainSide	Park City, UT	Mountainside Condominium Association, Inc.	04/13/2018	1 year - Auto

[2]	The management agreement for this association is with Essex House Condominium Corporation (a Marriott International, Inc. entity). Marriott Resorts Hospitality Corporation has an off-site management agreement with Essex House Condominium Corporation to perform certain off-site services.

Management Entity: Marriott Resorts Hospitality Corporation
Site	Location	Name of Association	Current Expiration Date	Renewal Terms[1]
Marriott Vacation Club Destinations Trust	Multiple sites	MVC Trust Owners Association, Inc.	03/15/2019	3 years - Auto

Marriott’s Newport Coast Villas	Newport Beach, CA	Newport Coast Villas Condominium Association	09/02/2017	1 year - Auto

Marriott’s Newport Coast Villas	Newport Beach, CA	Newport Coast Villas Master Association	09/02/2017	1 year - Auto

Marriott’s Newport Coast Villas	Newport Beach, CA	Newport Coast Villas Timeshare Association	06/08/2018	1 year - Auto

Marriott’s Ocean Pointe	Palm Beach Shores, FL	Ocean Pointe at Palm Beach Shores Condominium Association, Inc.	08/26/2019	3 years - Auto

Marriott’s OceanWatch	Myrtle Beach, SC	OceanWatch Villas Owners Association	12/31/2023	4 successive ten fiscal year terms only remaining (at option of Manager)

Marriott’s Oceana Palms	Singer Island, FL	Oceana Palms Condominium Association, Inc.	03/31/2020	3 years - Auto

Marriott’s Royal Palms	Orlando, FL	Royal Palms of Orlando Condominium Association, Inc.	01/24/2019	3 years - Auto

Marriott’s Sabal Palms	Orlando, FL	Sabal Palms of Orlando Condominium Association, Inc.	01/8/2020	3 years - Auto

Marriott’s Shadow Ridge	Palm Desert, CA	Shadow Ridge Condominium Association	12/20/2017	3 years - Auto

Marriott’s Shadow Ridge	Palm Desert, CA	Shadow Ridge Master Association	12/20/2017	3 years - Auto

Marriott’s Marriott’s Shadow Ridge	Palm Desert, CA	Shadow Ridge Timeshare Association	11/01/2018	3 years - Auto

Marriott’s Streamside (Birch at Streamside)	Vail, CO	Birch at StreamSide Condominium Association	05/01/2021	5 years - Auto

Marriott’s Streamside (Douglas at Streamside)	Vail, CO	Douglas at StreamSide Condominium Association	05/01/2021	5 years - Auto

Marriott’s Streamside (Evergreen at Streamside)	Vail, CO	Evergreen at StreamSide Condominium Association	05/01/2021	5 years - Auto

Marriott’s Streamside	Vail, CO	Highland P.U.D. Association	05/01/2021	5 years - Auto

Marriott’s Summit Watch	Park City, UT	Summit Watch Condominium Owners Association, Inc.	07/19/2018	1 year - Auto

Marriott’s Summit Watch	Park City, UT	Summit Watch Resort Owners Association, Inc.	07/19/2018	1 year - Auto

Marriott’s Sunset Pointe	Hilton Head, SC	Sunset Pointe Owners’ Association, Inc.	12/31/2018	2 successive five year terms only – Auto

Management Entity: Marriott Resorts Hospitality Corporation
Site	Location	Name of Association	Current Expiration Date	Renewal Terms[1]
Marriott’s Surfwatch	Hilton Head, SC	Surfwatch Owners Association	12/31/2024	4 successive ten fiscal year terms only remaining (at option of Manager)

Marriott’s Timber Lodge	Lake Tahoe, CA	Timber Lodge Condominium Association	11/01/2019	3 years - Auto

Marriott’s Timber Lodge	Lake Tahoe, CA	Timber Lodge Timeshare Association	11/01/2019	3 years - Auto

Marriott’s Villas at Doral	Miami, FL	Villas at Doral Condominium Association, Inc.	02/27/2019	3 years - Auto

Marriott’s Waikoloa Ocean Club	Hawaii, HI	WBHR South Tower Units Association	05/11/2022	5 years - Auto

Marriott’s Waiohai Beach Club	Kauai, HI	Association of Apartment Owners of Waiohai Beach Club	11/15/2017	1 year - Auto

Marriott’s Waiohai Beach Club	Kauai, HI	Waiohai Beach Club Vacation Owners Association	11/15/2018	3 years - Auto

Marriott’s Willow Ridge Lodge	Branson, MO	HAB Condominium Association, Inc.	10/21/2021	5 years - Auto

Management Entity: The Ritz-Carlton Management Company, LLC
Site	Location	Name of Association	Current Expiration Date	Renewal Terms[3]
The Ritz-Carlton Club, Aspen Highlands	Aspen, CO	Aspen Highlands Condominium Association, Inc.	02/09/2021	One 5 year period – Auto – expires 2/28/2026

The Ritz-Carlton Club, Lake Tahoe	Lake Tahoe, CA	Highlands Resort Club Association, Inc.	10/01/2017	3 years - Auto

The Ritz-Carlton Club and Residences, San Francisco	San Francisco, CA	690 Market Master Association	08/31/2017	1 year - Auto

The Ritz-Carlton Club and Residences, San Francisco	San Francisco, CA	690 Market Club Owners Association	08/31/2018	3 years - Auto

The Ritz-Carlton Club and Residences, San Francisco	San Francisco, CA	690 Market Homeowners Association	08/31/2017	1 year - Auto

The Ritz-Carlton Club, Vail	Vail, CO	WDL Vail Condominium Association, Inc.	09/10/2020	5 years - Auto

The Ritz-Carlton Club, Vail	Vail, CO	WDL Vail Club Association, Inc.	10/25/2020	5 years - Auto

[3]	Renewal terms are continuous until terminated unless otherwise noted.

ACKNOWLEDGEMENT AND CONSENT***

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of August 16, 2017 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMORGAN CHASE BANK, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1.    The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.    The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

3.    The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

***	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of             , 20    , made by                      (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Marriott Vacations Worldwide Corporation (“MVWC”), Marriott Ownership Resorts, Inc. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of August 16, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into a Guarantee and Collateral Agreement, dated as of August 16, 2017 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7